Exhibit 32.1

CERTIFICATION
FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Rockies Region 2007 Limited Partnership (the “Registrant”) on Form 10-K for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Barton R. Brookman, Jr.	March 28, 2017
Barton R. Brookman, Jr.
President and Chief Executive Officer
PDC Energy, Inc.
Managing General Partner

/s/ David W. Honeyfield	March 28, 2017
David W. Honeyfield
Senior Vice President and Chief Financial Officer
PDC Energy, Inc.
Managing General Partner